Exhibit 99.1

Driven Brands Holdings Inc. Reports Strong Third Quarter Results; Raises Full Year Guidance Reflecting Outperformance

Revenue Increased 39% Powered by 12% Same-Store Sales and Net Store Growth

Operating Profit Increased by 50% Enabled by Significant Operating Leverage

Guidance Increase Reflects Powerful Customer Value Proposition and Resilient Needs-Based Industry

Charlotte, N.C. (October 26, 2022) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the third quarter ended September 24, 2022.

For the third quarter, revenue increased 39% versus the prior year to $516.6 million. System-wide sales increased 22% versus the prior year to $1.5 billion, with 9% net store growth and an increase in consolidated same-store sales of 11.9%.

Net Income increased 16% versus the prior year to $38.4 million or $0.23 per diluted share in the third quarter.

Adjusted Net Income1 increased 26% to $55.0 million or $0.32 per diluted share2.

“We continue to have solid momentum entering the fourth quarter, building on our strong performance year-to-date. We are growing, taking share and generating cash, leveraging our proven playbook for growth with a robust pipeline of franchise and greenfield openings,” said Jonathan Fitzpatrick, President and CEO.

“The benefits of our scale and breadth of our offering deepen our competitive moat and differentiate our business, driving unit expansion, same store sales growth, and cost savings. Our continued execution combined with the strength of our business model gives us confidence that we are on track to meet or exceed our long-term plan.”

Third Quarter Highlights

Comparisons are third quarter of 2022 ended September 24, 2022 versus third quarter of 2021 ended September 25, 2021 unless otherwise noted

•	Revenue increased 39% to $516.6 million, driven by same-store sales and net store growth.

•	Consolidated same-store sales increased 11.9%.

•	The Company added 101 net new stores during the quarter.

•	Net Income increased 16% to $38.4 million.

•	Adjusted Net Income[1] increased 26% to $55.0 million.

•	Adjusted EBITDA[3] increased 32% to $129.4 million.

Third Quarter 2022 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[4] (in millions)
Maintenance	$411.4	1,597	14.4%	$200.8	$68.8
Car Wash	138.7	1,086	(9.0)%	140.3	39.1
Paint, Collision & Glass	781.2	1,822	15.7%	113.3	38.9
Platform Services	130.8	202	8.7%	52.0	19.8
Corporate / Other	N/A	N/A	N/A	10.2

Total	$1,462.1	4,707	11.9%	$516.6

*Car Wash same-store sales declined 9.0% in the third quarter. Foreign exchange rate movement had a 560 basis point negative impact. The impact of foreign exchange rate movement on the remaining segments was not significant.

Capital and Liquidity

The Company ended the third quarter with total liquidity of $287.6 million, consisting of $190.4 million in cash and cash equivalents, and $97.2 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility.

Subsequent to the end of the quarter, the Company closed on a $365 million whole business securitization transaction. Proceeds from the offering were used for general corporate purposes, including the repayment of the revolving credit facilities creating capacity to invest in continued growth.

Fiscal Year 2022 Guidance

The Company has raised its guidance for the fiscal year to account for its strong operating performance and M&A activity in the third quarter of 2022, while keeping fourth quarter expectations unchanged. The following guidance reflects the Company’s current expectations for the fiscal year ending December 31, 2022:

•	Revenue of approximately $2.0 billion.

•	Adjusted EBITDA[5] of approximately $503 million.

•	Adjusted earnings per share[5] of approximately $1.21.

The above guidance includes the impact of the 53rd week in fiscal year 2022. The impact of the extra week is expected to yield approximately $25 million in revenue, $5 million in Adjusted EBITDA5 and approximately $0.02 in Adjusted Earnings Per Share5.

The Company also expects:

•	Low-double-digit same-store sales growth.

•	Net store growth of approximately 370:

•	Maintenance: approximately 135 stores of which 75% will be franchised and 25% will be Company-operated

•	Car Wash: approximately 45 stores which will be Company-operated

•	Paint, Collision & Glass: approximately 190 stores of which 5% will be franchised and 95% will be Company-operated.

The Company has not included future M&A in its guidance for fiscal year 2022.

Conference Call

Driven Brands will host a conference call to discuss third quarter 2022 results today, Wednesday, October 26, 2022, at 9:00am ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available until February 21, 2023.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has more than 4,700 locations across 15 countries, and services over 50 million vehicles annually. Driven Brands’ network generates approximately $1.9 billion in annual revenue from more than $5.3 billion in system-wide sales.

Contacts

Shareholder/Analyst inquiries:	Media inquiries:
Kristy Moser	Taylor Blanchard
kristy.moser@drivenbrands.com	taylor.blanchard@drivenbrands.com
(980) 229-9450	(704) 644-8129

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2022, and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including Adjusted Net Income1, Adjusted Earnings Per Share2, and Adjusted EBITDA3. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company and its segments. Please refer to the Reconciliation of Non-GAAP Financial Information tables located in the financial supplement in this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted Earnings Per Share5 and Adjusted EBITDA5. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the Reconciliation of Non-GAAP Financial

Information tables in this release. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA5 to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

[1]

“Adjusted Net Income” is calculated by eliminating from net income the adjustments described for Adjusted EBITDA, amortization related to acquired intangible assets and the tax effect of the adjustments. Please refer to Reconciliation of Non-GAAP Information tables located in the financial supplement in this release.

[2]

“Adjusted Earnings Per Share” represents Adjusted Net Income divided by weighted average shares (basic and diluted). Please refer to Reconciliation of Non-GAAP Information tables located in the financial supplement in this release.

[3]

“Adjusted EBITDA” represents earnings before interest expense, income tax expense, and depreciation and amortization, with further adjustments for acquisition-related costs, straight-line rent, equity compensation, loss on debt extinguishment and certain non-recurring, non-core, infrequent or unusual charges. Please refer to Reconciliation of Non-GAAP Information tables located in the financial supplement in this release.

[4]

“Segment Adjusted EBITDA” is defined as Adjusted EBITDA with a further adjustment for store opening costs. Corporate & Other costs are not allocated across segments. Segment Adjusted EBITDA is a supplemental measure of operating performance of our segments and may not be comparable to similar measures reported by other companies. Please refer to Adjusted EBITDA and Segment Adjusted EBITDA Reconciliation located in the financial supplement in this release.

[5]

We have not reconciled Adjusted EBITDA and Adjusted Earnings Per Share outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
(in thousands, except per share amounts)	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Revenue:
Franchise royalties and fees	$45,562	$38,953	$128,300	$107,240
Company-operated store sales	341,211	213,755	957,487	603,808
Independently-operated store sales	40,469	47,941	158,500	160,483
Advertising contributions	22,018	19,762	63,807	56,665
Supply and other revenue	67,334	50,737	185,447	147,199

Total revenue	516,594	371,148	1,493,541	1,075,395

Operating expenses:
Company-operated store expenses	209,562	130,520	580,368	367,095
Independently-operated store expenses	23,254	27,764	85,396	89,664
Advertising expenses	22,018	19,762	63,807	56,665
Supply and other expenses	41,042	28,330	109,616	80,417
Selling, general and administrative expenses	82,460	71,565	272,657	218,549
Acquisition costs	2,325	636	9,981	2,674
Store opening costs	753	666	1,925	1,360
Depreciation and amortization	36,518	28,447	107,628	78,722
Trade name impairment	—	—	125,450	—
Asset impairment charges and lease terminations	2,894	(270)	2,910	3,161

Total operating expenses	420,826	307,420	1,359,738	898,307

Operating income	95,768	63,728	133,803	177,088

Other expenses, net:
Interest expense, net	27,323	17,688	78,946	52,390
Loss on foreign currency transactions, net	15,582	1,074	30,490	6,356
Loss on debt extinguishment	—	—	—	45,576

Total other expenses, net	42,905	18,762	109,436	104,322

Net income before taxes	52,863	44,966	24,367	72,766
Income tax expense	14,472	11,880	8,592	24,445

Net income	38,391	33,086	15,775	48,321
Net loss attributable to non-controlling interests	$—	$(38)	(15)	(68)

Net income attributable to Driven Brands Holdings Inc.	$38,391	$33,124	$15,790	$48,389

Earnings per share(1):
Basic	$0.23	$0.20	$0.10	$0.30

Diluted	$0.23	$0.19	$0.09	$0.29

Weighted average shares outstanding:
Basic	162,760	162,635	162,768	160,030
Diluted	166,831	166,630	166,663	163,968

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	September 24, 2022	December 25, 2021
Assets
Current assets:
Cash and cash equivalents	$190,373	$523,414
Restricted cash	792	792
Accounts and notes receivable, net	156,194	117,903
Inventory	62,569	46,990
Prepaid and other assets	53,456	24,326
Income tax receivable	5,070	6,867
Advertising fund assets, restricted	53,233	45,360
Assets held for sale	—	3,275

Total current assets	521,687	768,927
Notes receivable, net	6,636	3,182
Property and equipment, net	1,693,353	1,350,984
Operating lease right-of-use assets	1,089,693	995,625
Deferred commissions	9,607	10,567
Intangibles, net	717,959	816,183
Goodwill	2,082,572	1,910,392
Deferred tax assets	1,165	1,509

Total assets	$6,122,672	$5,857,369

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$79,392	$83,033
Accrued expenses and other liabilities	266,223	297,620
Income taxes payable	48,264	11,054
Current portion of long-term debt	23,836	26,044
Income tax receivable liability	24,255	24,255
Advertising fund liabilities	26,738	26,441

Total current liabilities	468,708	468,447
Long-term debt, net	2,656,520	2,356,320
Deferred tax liability	211,554	257,067
Operating lease liabilities	1,024,694	931,604
Income tax receivable liability	131,715	131,715
Deferred revenue	42,024	37,576
Accrued expenses and other long-term liabilities	22,505	29,398

Total liabilities	4,557,720	4,212,127
Common stock	1,677	1,674
Additional paid-in capital	1,620,480	1,605,890
Retained earnings	57,397	41,607
Accumulated other comprehensive loss	(115,233)	(5,028)

Total shareholders’ equity attributable to Driven Brands Holdings Inc.	1,564,321	1,644,143

Non-controlling interests	631	1,099

Total shareholders’ equity	1,564,952	1,645,242

Total liabilities and shareholders’ equity	$6,122,672	$5,857,369

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended
(in thousands)	September 24, 2022	September 25, 2021
Net income	$15,775	$48,321
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107,628	78,722
Trade name impairment	125,450	—
Non-cash lease cost	65,075	56,563
Loss on foreign denominated transactions	30,490	9,301
Gain on foreign currency derivatives	—	(2,945)
Bad debt expense	1,011	2,535
Asset impairment costs	2,910	3,161
Amortization of deferred financing costs and bond discounts	6,807	5,139
Benefit (provision) for deferred income taxes	(38,216)	15,898
Loss on extinguishment of debt	—	45,576
Other, net	312	4,257
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(44,063)	(28,787)
Inventory	(17,898)	(3,279)
Prepaid and other assets	850	(18,414)
Advertising fund assets and liabilities, restricted	(4,612)	5,818
Deferred commissions	917	(1,205)
Deferred revenue	2,222	3,983
Accounts payable	(12,321)	(3,903)
Accrued expenses and other liabilities	(59,844)	25,595
Income tax receivable	37,931	(320)
Operating lease liabilities	(52,772)	(47,821)

Cash provided by operating activities	167,652	198,195

Cash flows from investing activities:		—
Capital expenditures	(276,222)	(93,627)
Cash used in business acquisitions, net of cash acquired	(652,085)	(442,488)
Proceeds from sale-leaseback transactions	150,112	66,391
Proceeds from sale of company-operated stores	—	1,532
Proceeds from disposition of Denmark car wash operation	1,551	—
Proceeds from disposal of property and equipment	4,876	5,471

Cash used in investing activities	(771,768)	(462,721)

Cash flows from financing activities:
Payment of debt extinguishment and issuance costs	—	(2,153)
Repayment of long-term debt	(15,772)	(716,542)
Proceeds from revolving lines of credit and short-term debt	300,000	441,800
Repayments of revolving lines of credit and short-term debt	—	(212,800)
Repayment of principal portion of finance lease liability	(2,229)	(1,760)
Proceeds from initial public offering, net of underwriting discounts	—	661,500
Net proceeds from underwriters’ exercise of over-allotment option	—	99,225
Repurchases of common stock	—	(43,040)
Payment for termination of interest rate swaps	—	(21,826)

Stock option exercises	651	339
Other, net	(70)	102

Cash provided by financing activities	282,580	204,845

Effect of exchange rate changes on cash	(7,705)	(2,285)
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(329,241)	(61,966)
Cash and cash equivalents, beginning of period	523,414	172,611
Cash included in advertising fund assets, restricted, beginning of period	38,586	19,369
Restricted cash, beginning of period	792	15,827

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	562,792	207,807

Cash and cash equivalents, end of period	190,373	115,365
Cash included in advertising fund assets, restricted, end of period	42,386	30,341
Restricted cash, end of period	792	135

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$233,551	$145,841

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Adjusted Net Income and Adjusted Earnings Per Share

	Three months ended		Nine months ended
(in thousands, except per share amounts)	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net income	$38,391	$33,086	$15,775	$48,321
Acquisition related costs(a)	2,325	636	9,981	2,674
Non-core items and project costs, net(b)	851	1,357	3,436	3,910
Straight-line rent adjustment(c)	3,220	2,548	11,530	8,391
Equity-based compensation expense(d)	5,308	933	12,159	2,944
Foreign currency transaction loss, net(e)	15,582	1,074	30,490	6,356
Bad debt recovery(f)	(449)	—	(449)	—
Trade name impairment(g)	—	—	125,450	—
Asset sale leaseback (gain) loss, impairment and closed store expenses(h)	(14,186)	313	(20,248)	3,005
Loss on debt extinguishment(i)	—	—	—	45,576
Amortization related to acquired intangible assets(j)	7,212	4,665	18,284	13,875
Provision for uncertain tax positions(k)	—	(251)	76	(251)

Adjusted net income before tax impact of adjustments	58,254	44,361	206,484	134,801
Tax impact of adjustments(l)	(3,290)	(886)	(44,086)	(18,968)

Adjusted net income	54,964	43,475	162,398	115,833

Net loss attributable to non-controlling interest	—	(38)	(15)	(68)

Adjusted net income attributable to Driven Brands Holdings Inc.	$54,964	$43,513	$162,413	$115,901

Adjusted earnings per share
Basic(1)	$0.33	$0.26	$0.98	$0.71

Diluted(1)	$0.32	$0.26	$0.96	$0.69

Weighted average shares outstanding
Basic	162,760	162,635	162,768	160,030

Diluted	166,831	166,630	166,663	163,968

(1)

Adjusted earnings per share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted net income attributable to participating securities used in the basic earnings per share calculation was $1.2 million and $3.4 million for the three and nine months ended September 24, 2022, respectively, and adjusted net income attributable to participating securities used in the diluted earnings per share calculation was $1.0 million and $3.1 million for the three and nine months ended September 24, 2022, respectively.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Net Income to Adjusted EBITDA Reconciliation

	Three months ended		Nine months ended
(in thousands)	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net income	38,391	$33,086	$15,775	$48,321
Income tax expense	14,472	11,880	8,592	24,445
Interest expense, net	27,323	17,688	78,946	52,390
Depreciation and amortization	36,518	28,447	107,628	78,722

EBITDA	116,704	91,101	210,941	203,878

Acquisition related costs(a)	2,325	636	9,981	2,674
Non-core items and project costs, net(b)	851	1,357	3,436	3,910
Straight-line rent adjustment(c)	3,220	2,548	11,530	8,391
Equity-based compensation expense(d)	5,308	933	12,159	2,944
Foreign currency transaction loss, net(e)	15,582	1,074	30,490	6,356
Bad debt recovery(f)	(449)	—	(449)	—
Trade name impairment(g)	—	—	125,450	—
Asset sale leaseback (gain) loss, impairment and closed store expenses(h)	(14,186)	313	(20,248)	3,005
Loss on debt extinguishment(i)	—	—	—	45,576

Adjusted EBITDA	$129,355	$97,962	$383,290	$276,734

a.

Consists of acquisition costs as reflected within the consolidated statement of operations, including legal, consulting and other fees and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

b.

Consists of discrete items and project costs, including (i) third-party consulting and professional fees associated with strategic transformation initiatives, and (ii) other miscellaneous expenses, including non-capitalizable expenses relating to the Company’s initial public offering and other strategic transactions

c.	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.
d.	Represents non-cash equity-based compensation expense.
e.

Represents foreign currency transaction gains/losses, net that primarily related to the remeasurement of our intercompany loans. These losses are partially offset by unrealized gains/losses on remeasurement of cross currency swaps and forward contracts.

f.	Represents the recovery of previously uncollectible receivables outside of normal operations
g.	Relates to an impairment of certain Car Wash trade names as the Company elected to discontinue their use.
h.

Relates to (gain) loss on sale leasebacks, the discontinuation of the use of a trade name, as well as impairment of certain fixed assets and operating lease right-of-use assets related to closed locations. Also represents lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates.

i.	Represents the write-off of debt issuance costs associated with early termination of debt.
j.	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.
k.	Represents uncertain tax positions recorded for tax positions, inclusive of interest and penalties.

l.

Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36%, depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three months ended		Nine months ended
(in thousands)	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Segment Adjusted EBITDA:
Maintenance	$68,763	$47,894	$185,324	$132,895
Car Wash	39,098	37,999	148,495	115,223
Paint, Collision & Glass	38,919	22,039	100,847	61,534
Platform Services	19,765	16,254	54,471	44,864
Corporate and other	(36,437)	(25,558)	(103,922)	(76,422)
Store opening costs	(753)	(666)	(1,925)	(1,360)

Adjusted EBITDA	$129,355	$97,962	$383,290	$276,734

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three months ended September 24, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$239,290	$—	711,816	$129,320	$1,080,426
Company-operated stores	172,162	98,235	69,413	1,431	341,241
Independently operated Stores	—	40,469	—	—	40,469

Total System-wide Sales	$411,452	$138,704	$781,229	$130,751	$1,462,136

Store Count (in whole numbers)
Franchise stores	1,023	—	1,625	201	2,849
Company-operated stores	574	369	197	1	1,141
Independently operated Stores	—	717	—	—	717

Total Store Count	1,597	1,086	1,822	202	4,707

	Three months ended September 25, 2021
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$208,218	$—	$607,579	$118,825	$934,622
Company-operated stores	125,561	74,105	$12,723	$1,465	213,854
Independently operated Stores	—	47,941	—	—	47,941

Total System-wide Sales	$333,779	$122,046	$620,302	$120,290	$1,196,417

Store Count (in whole numbers)
Franchise stores	992	—	1,617	200	2,809
Company-operated stores	514	286	30	1	831
Independently operated Stores	—	732	—	—	732

Total Store Count	1,506	1,018	1,647	201	4,372

62 Drive N Style stores are included in the Maintenance store count for the three months ended September 25, 2021 as previously reported, but none are included in store count for the three months ended September 24, 2022 as they are held for sale.

	Nine months ended September 24, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$670,079	$—	$2,003,401	$348,890	$3,022,370
Company-operated stores	497,638	294,526	161,531	3,975	957,670
Independently operated Stores	—	158,500	—	—	158,500

Total System-wide Sales	$1,167,717	$453,026	$2,164,932	$352,865	$4,138,540

Store Count (in whole numbers)
Franchise stores	1,023	—	1,625	201	2,849
Company-operated stores	574	369	197	1	1,141
Independently operated Stores	—	717	—	—	717

Total Store Count	1,597	1,086	1,822	202	4,707

	Nine months ended September 25, 2021
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Store sales
Franchise stores	$567,155	$—	$1,722,641	$303,209	$2,593,005
Company-operated stores	365,735	196,858	37,672	$3,911	604,176
Independently operated Stores	—	160,483	—	—	160,483

Total System-wide Sales	$932,890	$357,341	$1,760,313	$307,120	$3,357,664

Store Count (in whole numbers)
Franchise stores	992	—	1,617	200	2,809
Company-operated stores	514	286	30	1	831
Independently operated Stores	—	732	—	—	732

Total Store Count	1,506	1,018	1,647	201	4,372

62 Drive N Style stores are included in the Maintenance store count for the nine months ended September 25, 2021 as previously reported, but none are included in store count for the nine months ended September 24, 2022 as they are held for sale.